EXHIBIT 10.1

              REAL ESTATE CONTRACT WITH M&I MARSHALL & ILSLEY BANK
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                              REAL ESTATE CONTRACT
                              --------------------

     THIS REAL ESTATE CONTRACT (the "Contract") is entered into as of the 15th day of April, 2010 ("Effective Date"), by and between M&I Marshall & Ilsley Bank ("Seller"), and Midwest Federal Savings & Loan Association of St. Joseph ("Buyer").

     In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Property. Seller hereby agrees to convey to Buyer and Buyer hereby agrees to purchase from Seller the real property described on Exhibit A attached hereto and all improvements located thereon and all appurtenances thereto (the "Realty"), and the personal property described on Exhibit B attached hereto (the "Personalty"). The Realty and Personalty are sometimes collectively referred to herein as the "Property".

     2. Purchase Price. The purchase price for the Property is Five Hundred Thirty-Eight Thousand and 00/100 Dollars ($538,000.00) ("Purchase Price") and shall be paid as follows:

         (a) Earnest money in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) shall be deposited by Buyer with the Title Company (defined in Section 5 below) within five (5) days after the execution of this Contract. At closing, the entire earnest money amount will be disbursed to the Seller and applied to the Purchase Price, and will be reflected as a closing statement credit to the Buyer. Seller and Buyer agree to execute an Earnest Money Escrow Agreement if requested by the Title Company, which shall be in form and content reasonably acceptable to Buyer, Seller and the Title Company.

         (b) The balance of the Purchase Price, subject to closing prorations and credits, shall be paid in cash or a cash equivalent at closing.

     3. Seller's Representations and Warranties. Seller hereby makes the following representations and warranties in connection with Buyer's purchase of the Property, and no others, express or implied:

         (a) Seller has the corporate authority necessary to enter into this Contract and comply with Seller's obligations hereunder;

         (b) There are no pending or, to Seller's knowledge, threatened condemnation or eminent domain proceedings which would affect the Property;

         (c) There are no undisclosed agreements between Seller and any other party which relate to the Property;

         (d) Until the closing date, the Property will be maintained in substantially the same condition as it is in on the date of this Contract, subject to ordinary wear and tear and casualty damage; and

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         (e)  There  is  no  litigation  pending  or,  to  Seller's   knowledge,
     threatened which would affect the Property or the use thereof by Buyer.

     All representations and warranties made by Seller in this Section 3 shall be true as of the closing date hereof and shall survive the closing of this transaction for a period of one (1) year.

     4. Survey Contingency. Buyer, at its sole expense, may obtain a survey of the Realty prepared by a land surveying company registered in the same state as the Realty. Buyer shall have thirty (30) days from the Effective Date to deliver to Seller in writing any objection to a matter shown on the survey which materially affects the Property or Buyer's use of the Property. If Buyer fails to timely deliver notice to Seller of any survey objections (or elects not to obtain a survey), then Buyer is deemed to have waived all rights to object to any matters shown on the survey (or that would be shown on a current survey). Seller may elect in Seller's sole discretion whether or not to attempt a cure of such survey objections. Upon receipt of notice from Seller indicating that Seller elects not to pursue a cure of a survey objection, Buyer shall have five
(5) business days to deliver notice to Seller terminating this Contract, in which event Buyer the earnest money shall be disbursed to Buyer and the parties shall have no further obligations hereunder except those provisions that expressly survive. If Seller pursues a cure and is unable to cure the survey objections by the closing date, then Buyer shall have the option to either terminate this Contract (in which event the earnest money shall be disbursed to Buyer and the parties shall have no further obligations hereunder except those provisions that expressly survive), or close on the purchase of the Property with no Purchase Price reduction, in which case Buyer is deemed to have accepted any uncured survey objections and waived any rights against Seller relating thereto.

     5. Title  Contingency.  Promptly  after the  Effective  Date,  Seller shall deliver or cause to be delivered to Buyer a current commitment (the "Commitment") for an ALTA owner's title insurance policy for the Property issued by a title agent selected by Seller using a nationally recognized title insurance underwriter (the "Title Company"), together with copies of the instruments listed in the schedule of exceptions in such Commitment. Buyer shall have until the later of thirty (30) days from the Effective Date or ten (10) days after receipt of the Commitment to deliver to Seller in writing any objection to a matter shown on the Commitment which materially affects the Property or Buyer's use of the Property ("Title Objections"). If Buyer fails to deliver timely notice of Title Objections to Seller, Buyer shall be deemed to have fully accepted the Commitment and all other matters disclosed therein. If Buyer timely delivers Title Objections, Seller shall have fifteen (15) days after receipt of Buyer's objection notice to notify Buyer in writing what, if anything, Seller shall do to cure the Title Objections. Failure of Seller to respond within said period shall indicate that Seller elects not to cure the Title Objections. Seller shall have no obligation to cure any Title Objection or incur any expense with respect thereto. If Seller elects not to cure one or more of the Title Objections, Buyer shall have five (5) business days to deliver notice to Seller terminating this Contract, in which event the earnest money shall be disbursed to Buyer and the parties shall have no further obligations hereunder except those provisions that expressly survive. If Seller pursues a cure and is unable to cure a Title Objection by the closing date, then Buyer shall have the option to either terminate this Contract (in which event the earnest money shall be disbursed to Buyer and the parties shall have no further obligations hereunder except those provisions that expressly survive), or close

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on the purchase of the Property with no Purchase Price reduction,  in which case
Buyer is deemed to have accepted any uncured Title Objections and waived any rights against Seller relating thereto.

     Notwithstanding anything to the contrary herein, the following matters shall be deemed "Permitted Exceptions" and Buyer shall have no right to object to any of said matters on the Commitment:

         (a) municipal and zoning ordinances and agreements entered under them, building and use restrictions and covenants, and State and/or Federal statutes and regulations;

         (b) recorded easements for the distribution of utility and municipal services;

         (c) property taxes and special assessments levied in the year of closing and subsequent years;

         (d) such other matters as disclosed by the Commitment and waived or deemed waived by Buyer pursuant to this Section 5.

     At closing, Seller shall cause the Title Company to issue a current ALTA owner's title insurance policy in the amount of the Purchase Price allocated to the Realty insuring Buyer as the fee simple owner of the Realty as of the date of recording the deed, subject to the Permitted Exceptions ("Title Policy").

     6. Inspection Contingency. Buyer, at its sole expense, may obtain an inspection of all buildings and related improvements located on the Property and/or a Phase I environmental assessment of the Property. Buyer shall not have the right to conduct any sampling of the water, soil, air or building improvements without Seller's express prior written consent. Buyer shall have thirty (30) days from the Effective Date to terminate this Contract by written notice to Seller resulting from Buyer's objection to any matter shown in an inspection report or Phase I environmental assessment, which materially affects the Property or Buyer's use of the Property. If Buyer does not terminate the Contract hereunder, then Buyer is deemed to have waived this inspection contingency and any right to object to the condition of the Property or any improvements located thereon. In no event shall Seller be required to cure any matter to which the Buyer objects relating to the condition of the Property or any improvements located thereon.

     7. No Representations or Warranties; AS-IS Condition.

         (a) Buyer is hereby purchasing the Property in "AS-IS, WHERE-IS" condition and "with all faults", and agrees that it relies upon no warranties, representations or statements by Seller, or any other persons for Seller, in entering into this Contract or in closing the transactions described herein, except for the express representations and warranties set forth in Section 3 hereof. Buyer's closing on the acquisition of the Property shall constitute conclusive evidence that Buyer is satisfied with the condition of and title to the Property and has waived or satisfied Buyer's survey, title and inspection contingencies set forth in Sections 4 through 6 above. In closing and completing this transaction, Buyer will have relied exclusively upon its own inspections and reviews, and not upon

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     any  representation or warranty of Seller or its agents or employees except those expressly set forth in Section 3 above.

         (b) Except for the express  representations and warranties set forth in
     Section 3 hereof, Seller makes no warranties, representations or statements whatsoever, express or implied, concerning or relating to the Property, including without limitation: the income or expenses of the Property; zoning and building codes and other similar restrictions; availability or cost of utilities; the environmental condition of the Property; the presence or absence of any hazardous substances, hazardous materials, petroleum, or any substances regulated by federal, state or local law in, on or under the Property; compliance of the Property with any law, regulation, ordinance or similar requirement, including without limitation the Americans with Disabilities Act; or the physical condition of the Property or any improvements thereon. Buyer acknowledges that no agents, employees, brokers or other persons are authorized to make any representations or warranties for Seller.

         (c) Buyer acknowledges and agrees that any Personalty to be conveyed in this transaction from Seller to Buyer will be transferred by quit claim bill of sale, with no representation, warranty or guaranty, expressed or implied, regarding the condition of or the title to such Personalty, and Buyer further agrees to accept such Personalty in its "AS-IS/WHERE IS" condition at closing.

         (d) Buyer (and any party claiming through or under Buyer) hereby agrees that following the closing, Seller shall be fully and finally released from any and all claims or liabilities against the Seller relating to or arising on account of the condition of or title to the Property, including without limitation, any matters specifically referenced in this Rider. This Section 7(a) through (d) shall survive the closing of the Contract.

     8. Closing.  The closing of this transaction shall take place within twenty
(20) days after expiration of all Buyer's contingencies set forth in this Contract, at the offices of the Title Company, or at such other time and place as may be agreed upon by Buyer and Seller. Unless other contingencies are expressly granted in this Contract, Buyer's contingencies include only the survey, title and inspection contingencies set forth in Sections 4, 5 and 6 above. At closing, Buyer shall deliver to the Title Company wired funds or other immediately available funds in the amount of the Purchase Price, as adjusted by any prorations and closing costs provided for herein, and such affidavits, resolutions and other documents agreed between the parties, required for a legal conveyance of real estate in the state where the Property is located or otherwise required by the Title Company to issue the Title Policy.

     At closing, Seller shall deliver to the Title Company a Quit Claim Deed conveying the Realty to Buyer, subject only to the exceptions permitted herein, a Quit Claim bill of sale conveying the Personalty to Buyer, if applicable, and such affidavits, resolutions and other documents agreed between the parties, required for a legal conveyance of real estate in the state where the Property is located or otherwise required by the Title Company to issue the Title Policy. All prorations required hereunder shall be computed as of the date of closing. Possession of the Property shall be delivered to Buyer on the closing date. Buyer shall pay for recording the deed. Seller shall pay the title insurance premium for the Title Policy to be issued to Buyer and gap endorsement charges.

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Buyer  shall  pay for all other  endorsement  charges  and the  title  insurance premium for any loan policy, including endorsement charges related thereto. All escrow fees and title company closing charges shall be shared equally by Seller and Buyer. All other closing costs, including without limitation transfer taxes and other recording fees, shall be allocated as customary in the state in which the Property is located.

     9. Taxes. Seller shall pay in full all general taxes and all installments of special assessments, of whatever kind, due and payable with respect to the Property prior to the closing date. All general real property taxes and all installments of special assessments payable with respect to the Property for the year of closing shall be prorated between Buyer and Seller as of the closing date. If the precise amount of taxes and assessments payable for the year of closing cannot be ascertained, proration shall be computed on the basis of taxes and assessments on the Property for the immediately preceding tax year.

     10. Casualty. If the Property is damaged by fire or other casualty after the Effective Date of this Contract but prior to the closing date, such that the cost to restore the Realty to its condition immediately prior to the casualty is in excess of five percent (5%) of the Purchase Price, Buyer shall have the option to:

         (a) proceed to close this transaction on the terms contained herein and receive an assignment of the insurance proceeds (or the right to receive the same, if they are not received before closing) payable to Seller as a result of the casualty; or

         (b) terminate this Contract by written notice delivered to Seller within ten (10) days after Buyer receives notice of the casualty, in which event the earnest money shall be refunded to Buyer.

     If the Property is damaged by fire or other casualty prior to the closing date and the cost of restoration does not exceed five percent (5%) of the Purchase Price, this Contract shall remain in full force and effect upon the terms stated herein and at closing Seller shall assign to Buyer the insurance proceeds (or the right to receive the same, if they are not received before closing) payable to Seller as a result of the casualty.

     11. Condemnation. If any of the Realty is condemned under the power of eminent domain, is the subject of a threatened condemnation, or is conveyed to a condemning authority in lieu of condemnation, Seller shall notify Buyer in writing of the threat, condemnation or conveyance within five (5) business days of its occurrence. Buyer shall within ten (10) days of the notice have the option of (a) proceeding with the closing and receiving the award or condemnation payment (or an assignment thereof, if the same is not received by closing), or (b) canceling this Contract and receiving back the earnest money deposited.

     12. Access to Property. From the Effective Date to the date thirty (30) days thereafter, Buyer and Buyer's authorized agents and contractors shall be permitted access to the Property at reasonable times for the purpose of conducting any of the following at Buyer's election: a survey of the Property, a Phase I environmental assessment of the Property and/or a physical inspection of any building and related improvements located on the Property. This Section 12

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does not authorize Buyer or Buyer's  authorized agents or contractors to conduct any sampling.

     13. Indemnification. Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, claims, actions, liabilities, damages, liens, costs and expenses, including reasonable attorneys' fees, incurred by Seller (or its agents, consultants or affiliates) arising out of or related to
(i) any activities upon the Property by Buyer, its agents, contractors and employees, or (ii) the failure by Buyer to observe or perform any of its covenants, representations or obligations under the Contract. This Section 13 shall survive the closing or termination of the Contract.

     14. Notices. All notices required or permitted to be given hereunder shall be given by certified mail, postage prepaid, or by overnight delivery service, or shall be personally served, to Buyer and Seller at the following addresses:

         BUYER: Midwest Federal Savings & Loan Association of St. Joseph
                                    1901 Frederick Ave.
                                    St. Joseph, MO 64501


         SELLER:                    M&I Marshall & Ilsley Bank
                                    770 North Water Street
                                    Milwaukee, WI  53202
                                    Attn: Corporate Real Estate


         With copies to:
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------

     All notices shall be deemed received either when actually received or three
(3) days after posting (if mailed), one business day after deposit with the delivery service (if sent by overnight delivery), or when delivered (if personally delivered). Either party may change the above addresses by written notice to the other.

     15. Default. If Buyer defaults in the full and timely performance of any of its obligations hereunder, Seller shall be entitled to cancel this Contract and retain the earnest money deposited hereunder as liquidated damages, the parties agreeing that in the event of a default hereunder actual damages would be impossible to calculate. If Seller defaults in the full and timely performance of any of its obligations hereunder, Buyer, as its only remedies, may elect to either terminate this Contract and receive a refund of the earnest money or seek specific performance.

     16. Real Estate Commissions. Seller hereby represents and warrants that it has not engaged the services of any real estate agent, broker or firm in connection with the Property or this real estate transaction other than N/A. Seller hereby agrees to defend, indemnify and hold Buyer harmless from any and all loss, cost or expense from any claim for real estate commission made by any

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agent,  broker or firm engaged by Seller in connection with the Property or this transaction. Buyer hereby represents and warrants that it has not engaged the services of any real estate agent, broker or firm in connection with the Property or this real estate transaction. Buyer hereby agrees to defend, indemnify and hold Seller harmless from any and all loss, cost or expense from any claim for real estate commission made by any agent, broker or firm engaged by Buyer in connection with the Property or this transaction.

     17. Entire Agreement. This Contract contains the entire agreement between Seller and Buyer and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, regarding the transaction contemplated hereby. This Contract may be amended only by a further written document signed by each of the parties.

     18. Successors and Assigns. The provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, administrators and legal representatives.

     19. Captions. The captions of the paragraphs in this Contract have been inserted for convenience of reference only and shall in no way modify or restrict any provision hereof or be used to construe any of the provisions hereof.

     20. Severability. If any provision of this Contract is held invalid or unenforceable, the invalidity or unenforceability shall be limited to the particular provision(s) involved and shall not affect the validity or enforceability of the remaining provisions.

     Time is of the essence of this Contract.

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     IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Contract to be executed as of the day and year first above written.

     Date: April 15, 2010             BUYER:


                                      Midwest Federal Savings & Loan Association
                                      ------------------------------------------
                                      of St. Joseph

                                      By: /s/ Ralph Schank
                                      Name: Ralph Schank
                                      Title: President/CEO


     Date: April 27, 2010             SELLER:

                                      M&I Marshall & Ilsley Bank


                                      By: /s/ William O. Zeidler
                                      Name: William O. Zeidler
                                      Title: Senior Vice President


                                      Attest: /s/ Steven J. Heder
                                      Name: Steven J. Heder
                                      Title: Assistant Vice President


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                                    EXHIBIT A

                           DESCRIPTION OF THE PROPERTY

                             2211 North Belt Highway

                           St. Joseph, Missouri 64506

               County Tax Parcel number: 06-1.0-02-002-000-013.007





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                                    EXHIBIT B

                                PERSONAL PROPERTY



      "All personal property located on the Realty (other than the security system currently in the building - it will be removed prior to closing)"